Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
H&E Equipment Services, Inc.
Baton Rouge, Louisiana
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138242) of H&E Equipment Services, Inc. of our report dated March 26, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
As more fully described in Note 2 to the Consolidated Financial Statements effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), “Share-Based Payment.”
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
March 26, 2007